                                  SCHEDULE 14A

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                              [ ] Confidential for Use of the Commission Only (as permitted by Rule
                                                                  14a-6(e)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to rule 14a-11(c) or Rule 14a-12


                         NOVAMETRIX MEDICAL SYSTEMS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):


        [X]  No fee required.


        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.


        (1)     Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
        (2)     Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
        (4)     Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
        (5)     Total fee paid:
--------------------------------------------------------------------------------
        [ ]     Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
        [ ]     Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)     Amount previously paid
--------------------------------------------------------------------------------
        (2)     Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
        (3)     Filing Party:
--------------------------------------------------------------------------------
        (4)     Date Filed:
--------------------------------------------------------------------------------

                         NOVAMETRIX MEDICAL SYSTEMS INC.
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 11, 2001
                                 ---------------

                                                        Wallingford, Connecticut
                                                               September 5, 2001

To the Holders of Common Stock of
NOVAMETRIX MEDICAL SYSTEMS INC.:

        The Annual Meeting of the Stockholders of NOVAMETRIX MEDICAL SYSTEMS INC. (the "Company") will be held at the Ramada Plaza Hotel, 275 Research Parkway, Meriden, Connecticut 06450 on Thursday, October 11, 2001, at 10:30 A.M. for the following purposes, as more fully described in the accompanying Proxy
Statement:

                1. To elect two Class C directors of the Company for the next three years.

                2. To consider and take action upon a proposal to ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending April 28, 2002.

                3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

         The close of business on August 17, 2001 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

                                             By Order of the Board of Directors,


                                             Joseph A. Vincent, Secretary

                YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED.

                         NOVAMETRIX MEDICAL SYSTEMS INC.

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                This Proxy Statement, which will be mailed commencing on or about September 5, 2001 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Novametrix Medical Systems Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on October 11, 2001 and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Meeting will be held at the Ramada Plaza Hotel, 275 Research Parkway, Meriden, Connecticut 06450. The Company's executive offices are located at 5 Technology Drive, Wallingford, Connecticut 06492.

                Holders of record of issued and outstanding shares of common stock, $.01 par value ("Common Stock"), of the Company as of August 17, 2001 (the "Record Date") will be entitled to notice of and to vote at the Meeting as described below. On the Record Date, there were issued and outstanding 8,763,566 shares of Common Stock. The Company has no class or series of stock outstanding and entitled to vote at the Meeting other than the Common Stock. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting.

                The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting or any adjournments thereof. Directors of the Company are elected by a plurality vote. Adoption of Proposal 2 will require the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote on those proposals. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who, to the knowledge of the Board of Directors of the Company beneficially owned more than five percent of the Common Stock as of July 1, 2001, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                        SHARES OF COMMON STOCK              PERCENT
NAME AND ADDRESS                                          BENEFICIALLY OWNED                OF CLASS
----------------                                          ------------------                --------
General Electric Company (1)
     3135 Easton Turnpike
     Fairfield, Connecticut 06431
GE Medical Systems, Inc. (1)
     8200 West Tower Avenue
     Milwaukee, Wisconsin 53223............                     750,000                        8.3%

Charles F. Manning, Jr., M.D. Group (2)
     1831 Ox Bottom Road
     Tallahassee, Florida 32312 ...........                     575,338                        6.5%

Kairos Partners, LP (3)
Kairos Partners GP,  LLC (3)
Aim High Enterprises, Inc. (3)
    c/o Aim High Enterprises, Inc.
    600 Longwater Drive, Suite 204
    Norwell, Massachusetts  02061
StoneGate Partners, LLC (3)
   45 Milk Street, 7th Floor
   Boston, Massachusetts  02108............                     440,290                        5.0%

William J. Lacourciere (4)
   c/o Novametrix Medical Systems Inc.
   5 Technology Drive
   Wallingford, Connecticut 06492..........                     446,133                        5.0%

------------------

(1) Information as to General Electric Company ("General Electric") and GE Medical Systems, Inc. ("GE Medical") is based upon a report on Schedule 13G filed with the Securities Exchange Commission (the "Commission") on March 16, 2000 by General Electric and GE Medical. Such report indicates that GE Medical beneficially owns an aggregate of 750,000 shares. General Electric disclaims beneficial ownership of the shares of Common Stock issued to GE Medical.

(2) Information as to the Charles F. Manning, Jr., M.D. Group is based upon reports on Schedule 13D filed with the Commission on April 10, 1997 by such Group. Such reports indicate that such Group beneficially owns an aggregate of 575,338 shares, which includes 72,570 shares issuable on the exercise of currently exercisable warrants.

(3) Information as to Kairos Partners, LP ("K.P.LP"), Kairos Partners GP, LLC ("K.P.GP"), Aim High Enterprises, Inc. ("Aim High"), and StoneGate Partners, LLC ("StoneGate" and, together with K.P.GP and Aim High, the "Partners") is based upon a report on Schedule 13D filed with the Commission on July 12, 2001 by K.P.LP and the Partners. Such report indicates that K.P.LP beneficially owns an aggregate of 440,290 shares. Each of the Partners disclaims beneficial ownership of the shares of Common Stock issued to K.P.LP.

(4) Includes (i) 5,907 shares held for the account of Mr. Lacourciere under the Novametrix Medical Systems Inc. Employee Stock Ownership Plan (the "ESOP"), (ii) 1,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Lacourciere, which warrants will expire on December 8, 2001, and (iii) 93,333 shares issuable upon the exercise of currently exercisable stock options held by Mr. Lacourciere.

SECURITY OWNERSHIP OF MANAGEMENT

                The following table sets forth, as of July 1, 2001, the number of shares of Common Stock beneficially owned by each of the Company's directors and each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, according to information furnished by such persons to the Company.

                                                          SHARES OF COMMON STOCK              PERCENT
NAME AND ADDRESS                                            BENEFICIALLY OWNED               OF CLASS
----------------                                            ------------------               --------
Jeffery A. Baird.............................                      25,926 (1)                    *
        Corporate Controller and Treasurer
Paul A. Cote.................................                      72,098 (2)                    *
        Director of the Company
Vartan Ghugasian.............................                      75,833 (3)                    *
        Director of the Company
Thomas M. Haythe.............................                     146,040 (4)                  1.7%
        Director of the Company
William J. Lacourciere.......................                     446,133 (5)                  5.0%
        Chairman of the Board, Chief
        Executive Officer and Director
        of the Company
John P. Mahoney..............................                     188,309 (6)                  2.1%
        Director of the Company
Philip F. Nuzzo..............................                      63,832 (7)                    *
        Vice President - Product and Business
        Development
Thomas M. Patton.............................                      81,300 (8)                    *
        President and Chief Operating Officer
Photios T. Paulson...........................                      40,500 (9)                    *
        Director of the Company
Steven J. Shulman............................                      41,000 (10)                   *
        Director of the Company
Joseph A. Vincent............................                      96,800 (11)                 1.1%
        Executive Vice President, Chief
        Financial Officer and Secretary
All directors and executive officers as a group
        (eleven persons).....................                   1,277,771 (1)(2)(3)(4)         13.9%
                                                                          (5)(6)(7)(8)
                                                                          (9)(10)(11)

--------------

*       Less than one percent.

(1) Includes (i) 1,533 shares held for the account of Mr. Baird under the ESOP and (ii) 20,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Baird.

(2) Includes 5,575 shares issuable upon the exercise of currently exercisable warrants held by Mr. Cote, which warrants will expire on December 8, 2001, and 18,333 shares issuable upon the exercise of currently exercisable stock options held by Mr. Cote.

(3) Includes 1,000 shares issuable upon the exercise of currently exercisable warrants held by Dr. Ghugasian, which warrants will expire on December 8, 2001, and 18,333 shares issuable upon the exercise of currently exercisable stock options held by Dr. Ghugasian.

(4) Includes 25,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Haythe.

(5) Includes (i) 5,907 shares held for the account of Mr. Lacourciere under the ESOP, (ii) 1,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Lacourciere, which warrants will expire on December 8, 2001, and (iii) 93,333 shares issuable upon the exercise of currently exercisable stock options held by Mr. Lacourciere.

(6) Includes 10,400 shares issuable upon the exercise of currently exercisable warrants held by Dr. Mahoney, which warrants will expire on December 8, 2001, and 10,000 shares issuable upon the exercise of currently exercisable stock options held by Dr. Mahoney.

(7) Includes (i) 2,561 shares held for the account of Mr. Nuzzo under the ESOP and (ii) 55,666 shares issuable upon the exercise of currently exercisable stock options held by Mr. Nuzzo.

(8) Includes 60,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Patton.

(9) Includes 10,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Paulson, which warrants will expire on November 30, 2002, and 25,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Paulson.

(10) Includes 35,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Shulman.

(11) Includes (i) 3,176 shares held for the account of Mr. Vincent under the ESOP, (ii) 200 shares issuable upon the exercise of currently exercisable warrants held by Mr. Vincent, which warrants will expire on December 8, 2001, and (iii) 45,666 shares issuable upon the exercise of currently exercisable stock options held by Mr. Vincent.

                            I. ELECTION OF DIRECTORS

                The Company's Certificate of Incorporation provides for the division of the Board of Directors into three classes. The Class A directors of the Company are Paul A. Cote and Vartan Ghugasian, the Class B directors of the Company are John P. Mahoney, Photios T. Paulson and Steven J. Shulman, and the Class C directors of the Company are Thomas M. Haythe and William J. Lacourciere. Each class of directors is elected to serve for a term of three years. If the number of directors is increased, the increase will be apportioned among the classes so as to make all classes as nearly equal in number as possible.

                Two Class C directors will be elected at the Meeting to serve for three years and until their respective successors shall have been elected and qualified. The Class A directors will be elected at the 2002 Annual Meeting and the Class B directors will be elected at the 2003 Annual Meeting. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the nominees for Class C director, Thomas M. Haythe and William J. Lacourciere, unless otherwise instructed in such Proxy. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve.

                Information concerning the nominees for election as Class C directors and the other directors of the Company whose terms of office will continue after the Meeting is set forth below. Such information was furnished by them to the Company.

NOMINEES FOR ELECTION

        THOMAS M. HAYTHE (Class C director), age 61; Legal and Business Consultant since February 1, 2000; Partner, Haythe & Curley (law firm) (renamed Torys) from 1981 to January 31, 2000; Director: Westerbeke Corporation (manufacturer of marine engine products) and Ramsay Youth Services, Inc. (provider of youth and educational services); Director of the Company since March 1978.

        WILLIAM J. LACOURCIERE (Class C director), age 61; Chairman of the Board of the Company since September 1991; Chief Executive Officer of the Company since February 1991; President of the Company from August 1986 to May 2000; Chief Operating Officer of the Company from March 1983 to February 1991; Executive Vice President of the Company from March 1983 to August 1986; Executive Vice President - Marketing of the Company from October 1982 to March 1983; Vice President - Domestic Sales of the Company, April 1980 to October 1982; Director of the Company since October 1982.

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

        PAUL A. COTE (Class A director), age 71; practicing lawyer in Maine since 1955; President and Director, Cote, Cote & Hamann P.A. (law firm); Director, Secor Federal Savings & Loan, Birmingham, Alabama, from 1992 to 1994; Director, Northeast Bankshare Association (later became Norstar and subsequently Fleet Bank), from 1975 to 1989; Member, Advisory Board, of Norstar and Fleet Bank, from 1990 to 1992; Director of the Company since November 1996.

        VARTAN GHUGASIAN (Class A director), age 56; practicing dentist in Boston, Massachusetts since 1972; Associate in Prosthetic Dentistry, Harvard University School of Dental Medicine, from 1980 until 1993; Associate Clinical Professor at Tufts University School of Medicine from 1974 to 1980; former Director, Karagheusian Commemorative Corporation; head of Dental Advisory Committee, member of Professional Advisory Board at Delta Dental Corporation since 1999; Director of the Company since November 1996.

        JOHN P. MAHONEY (Class B director), age 53; Staff Pathologist, Pathology Associates, Inc. (pathology group providing services in surgical, cytologic, clinical and forensic pathology) from 1981 to 1994 and since 1996; during such time, has served as Chief of Staff, Tallahassee Community Hospital; President, Capital Medical Society; Associate Medical Examiner, State of Florida, District II; President and Chief Executive Officer, Health Enterprises, Inc. (holding company that included a 62,000 member health maintenance organization, which was merged with Coastal Physicians Group in 1995), from 1987 to 1995; Director of the Company since October 1997.

        PHOTIOS T. PAULSON (Class B director), age 62; Vice President, bioMerieux N.A. (privately-held French holding company), since January 1995; Chairman, bioMerieux Vitek Inc. (manufacturer of clinical diagnostic systems), from 1991 to 1995; Senior Advisor-Health Care Industry and International Investment Banking, Prudential Securities Inc. (investment bankers), from 1987 to 1991; Director of Vasomedical, Inc. (a provider of EECP cardiovascular therapy products) and of Silliker, Inc. (a provider of laboratory testing services for the food industry); Director of the Company since July 1992.

        STEVEN J. SHULMAN (Class B director), age 50; Chairman and Chief Executive Officer of Internet HealthCare Group, L.L.C. (a privately-held company which acquires equity positions in and builds emerging healthcare related companies); President and Chief Executive Officer of Prudential HealthCare (one of the nation's ten largest healthcare providers) from August 1997 to July 1999; President, Pharmacy & Disease Management Group of Value Health, Inc. (provider of specialty managed care programs) from November 1995 to March 1997; Executive Vice President, Value Health, from April 1991 until September 1993; Senior Vice President, Value Health from prior to 1991 until September 1993; Acting President and Chief Executive Officer of American PsychManagement, Inc. (wholly-owned subsidiary of Value Health), October 1990 through April 1991; various managerial positions, CIGNA Healthplan, Inc. (provider of group life and health insurance, including managed care products) from prior to 1989; Director of Ramsay Youth Services, Inc. (a provider of youth and educational services); Director of the Company since November 1993.

                The Board of Directors has a Stock Option Committee, whose members are Messrs. Paulson (Chairman), Cote and Mahoney, a Compensation Committee, whose members are Messrs. Ghugasian (Chairman), Haythe and Shulman, and an Audit Committee, whose members are Messrs. Shulman (Chairman), Cote, Ghugasian, Mahoney and Paulson. The Board of Directors does not have a Nominating Committee.

                The Stock Option Committee administers the Company's Stock Option Plans, the 1997 Long Term Incentive Plan, the 1999 Long Term Incentive Plan, 2000 Long Term Incentive Plan, and its Employee Stock Purchase Plan. The Compensation Committee determines the compensation arrangements for executive officers of the Company. Under the Charter of the Audit Committee, it is authorized, among other things, to review the results of the auditors' examinations and to make recommendations with respect to accounting practices and procedures and internal controls.

                During the fiscal year ended April 29, 2001, the Board of Directors of the Company met fourteen times. The Stock Option Committee met five times, the Audit Committee met three times and the Compensation Committee met three times. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Board on which such director served which were held during the time that such director served.

                No family relationships exist between any of the directors and officers of the Company.

                The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized a payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

EXECUTIVE COMPENSATION

                The following table sets forth information for the fiscal years ended April 29, 2001, April 30, 2000 and May 2, 1999 concerning the compensation of the Company's Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended April 29, 2001.


                           SUMMARY COMPENSATION TABLE

                                                                          Long Term
                                                                        Compensation
                                            Annual Compensation            Awards
                                            -------------------            ------
Name and                        Fiscal                                                          All Other
Principal Position               Year         Salary         Bonus      Stock Options       Compensation (1)
------------------               ----         ------         -----      -------------       ----------------
William J. Lacourciere
   Chairman of the Board          2001       $294,049         $ -0-                 -0-               $4,496
   and Chief Executive            2000        242,607           -0-              40,000                1,533
   Officer                        1999        243,686           -0-                 -0-                1,552

Thomas M. Patton (2)
  President and Chief
  Operating Officer               2001       $188,987         $ -0-             375,000               $3,064

Joseph A. Vincent
  Executive Vice                  2001       $150,780         $ -0-              40,000               $3,741
  President and Chief             2000        134,540           -0-              10,000                1,257
  Financial Officer               1999        132,894           -0-                 -0-                1,158

Philip F. Nuzzo
  Vice President -                2001       $132,587         $ -0-              40,000               $3,664
  Product and Business            2000        124,209           -0-              10,000                1,183
  Development                     1999        123,116           -0-                 -0-                1,195


Jeffery A. Baird                  2001       $110,251         $ -0-                 -0-               $2,834
  Corporate Controller            2000        101,474           -0-                 -0-                1,013
  and Treasurer                   1999         94,640           -0-                 -0-                1,002

------------

(1) Includes contributions made by the Company on behalf of the named executive officers to the Company's 401(k) Plan and a term life insurance plan.

(2) Mr. Patton was named President and Chief Operating Officer of the Company effective as of May 22, 2000.

                The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table who were granted stock options during the fiscal year ended April 29, 2001. The amounts shown for the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                     OPTION GRANTS IN THE FISCAL YEAR ENDED
                                 APRIL 29, 2001

                                                                                     Potential Realizable
                                                                                    Value at Assumed Annual
                                                                                     Rates of Stock Price
                                                                                    Appreciation for Option
                                             Individual Grants                               Term
                           ------------------------------------------------------  -------------------------
                                     % of Total Options
                           Options       Granted to        Exercise
                           Granted       Employees          Price      Expiration
         Name                (#)       in Fiscal Year       ($/Sh)        Date          5%           10%
-------------------        -------   ------------------    --------    ----------      ----         -----
Philip F. Nuzzo             10,000          1.7%            $6.125       6/13/10    $   38,520    $   97,617
                            30,000          5.0%             5.0625      10/2/10        95,513       242,050

Thomas M. Patton           375,000         61.9%            $6.3125      5/21/10    $1,488,711    $3,772,687

Joseph A. Vincent           10,000          1.7%            $6.125       6/13/10    $   38,520    $   97,617
                            30,000          5.0%             5.0625      10/2/10        95,513       242,050

---------------

                The following table sets forth the number of shares of Common Stock acquired upon the exercise of options by the executive officers of the Company named in the Summary Compensation Table during the fiscal year ended April 29, 2001, the aggregate market value, net of exercise price, of such shares on the date of such exercise for each such executive officer and the number and value of options held by such officers at April 29, 2001.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR END OPTION VALUES

                                                      Number of Unexercised        Value of Unexercised
                                                      Securities Underlying        In-the Money Options
                                                    Options at April 29, 2001      at April 29, 2001 (1)
                                                    -------------------------      ---------------------
                             Shares
                          Acquired on     Value
Name                      Exercise (#)   Realized    Exercisable  Unexercisable   Exercisable  Unexercisable
----                      ------------   --------    -----------  -------------   -----------  -------------
William J. Lacourciere       -0-         $    -0-         93,333         26,667       $   -0-         $  -0-

Thomas M. Patton             -0-              -0-          -0-          375,000           -0-            -0-

Joseph A. Vincent            -0-              -0-         42,333         46,667         1,082          2,168

Philip F. Nuzzo              -0-              -0-         52,333         46,667        16,832          2,168

Jeffery A. Baird            3,500          14,625         20,000            -0-           -0-            -0-

---------------

(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price thereof. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end market value of the underlying Common Stock.


                In October 1998, the Company established the Novametrix Medical Systems Inc. Director and Senior Officer Stock Retention Program. The purpose of the Stock Retention Program is to encourage the acquisition and retention of Company Common Stock by the directors and senior officers of the Company by providing them with loans to assist them in purchasing and/or continuing to own shares of Common Stock. Loans are for a term of three years and bear interest at the Applicable Federal Rate prescribed by the Internal Revenue Code of 1986. Pursuant to the Stock Retention Program, the Company has made loans to Mr. Lacourciere in the principal amount of $175,954 and to Mr. Vincent in the principal amount of $50,000.

COMPENSATION OF DIRECTORS

                The Company pays its directors who are not employees of the Company an annual fee of $7,500, a fee for each meeting of the Board of Directors of the Company attended of $1,000, and a fee for each telephone and committee meeting attended of $500. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings. In October 2000, the Company granted to John P. Mahoney stock options to purchase 25,000 shares of Common Stock at a purchase price of $5.0625 per share.

                Pursuant to the Stock Retention Program, the Company has made loans to Mr. Cote in the principal amount of $108,500, to Mr. Haythe in the principal amount of $100,000, and to Dr. Mahoney in the principal amount of $98,100.

EMPLOYMENT AGREEMENTS

                The Company has entered into an employment agreement with Mr. Lacourciere. The term of the employment agreement commenced as of June 1, 1988 and is automatically extended on an annual basis, unless a notice of non-extension is given by either party. The current term of the agreement, as so extended, expires on December 31, 2001. The employment agreement provided for an initial annual salary of $200,000, subject to increases based on increases in the Consumer Price Index and additional increases at the discretion of the Board of Directors. The salary under the employment agreement is currently $300,000 per year. The agreement also provides, in the event of the termination of Mr. Lacourciere's employment by the Company other than for cause, for a cash payment to Mr. Lacourciere equal to three times his average annual cash compensation during the five most recent taxable years of the Company ending before the date of such termination, less $1,000. In the event Mr. Lacourciere's employment with the Company is terminated at this time, such termination payment would be approximately $749,000. In the event of the occurrence of certain change of control events involving the Company without the approval of the Board of Directors, Mr. Lacourciere may terminate his employment with the Company during the one-year period following any such change of control event and such termination of employment would entitle him to the same termination payment. In November 1997, the Company and Mr. Lacourciere amended Mr. Lacourciere's employment agreement to provide Mr. Lacourciere with a retirement benefit upon his retirement from the Company at any time subsequent to his attaining age 65. The aggregate amount of the retirement benefit is equal to three times Mr. Lacourciere's average annual cash compensation during the five most recent taxable years of the Company ending prior to the date of his retirement and is payable in equal monthly installments over the three-year period commencing upon his retirement. The amendment also provides for a reduced retirement benefit for Mr. Lacourciere in the event of his retirement from the Company after attaining age 62 but prior to attaining age 65.

                The Company has also entered into an employment agreement with Thomas M. Patton, the President and Chief Operating Officer of the Company. The term of the employment agreement commenced as of May 22, 2000, expires on December 31, 2003 and is automatically extended on an annual basis, unless a notice of non-extension is given by either party. The employment agreement provides for an annual salary of $200,000, subject to increases at the discretion of the Board of Directors. The agreement also provides that in the event of the termination of Mr. Patton's employment by the Company other than for cause, the Company will continue to pay his base salary for one year after termination. In connection with the employment agreement, the Company granted Mr. Patton ten-year non-qualified stock options to purchase 300,000 shares of Common Stock which will vest annually over five years and 75,000 shares of Common Stock which will vest on November 22, 2009. Each of the stock options granted to Mr. Patton is subject to immediate vesting if the price per share of the Company's Common Stock achieves certain levels. The agreement also provides that the stock options granted to Mr. Patton will fully vest upon a merger, consolidation or tender or exchange offer that results or would result in a change in control of the Company, or the sale of all or substantially all of the assets of the Company. Mr. Patton is prohibited under his agreement from engaging in any business in competition with the Company during the period of his employment with the Company and for one year thereafter.

                The Company has entered into employment agreements with Joseph
A. Vincent, Executive Vice President and Chief Financial Officer of the Company, and Philip F. Nuzzo, Vice President - Product and Business Development of the Company. The term of each employment agreement commenced as of September 2000, expires December 31, 2001 and is automatically extended on an annual basis, unless a notice of non-extension is given by either party. The employment agreements initially provided for annual salaries of $150,000 for Mr. Vincent and $137,500 for Mr. Nuzzo, subject to increases at the discretion of the Board of Directors. The salaries under the employment agreements are currently $150,000 per year for Mr. Vincent and for Mr. Nuzzo. The agreements also provide that in the event of the termination of Mr. Vincent's or Mr. Nuzzo's employment by the Company other than for cause, the Company will continue to pay his base salary for one year after termination. The agreements also provide that any unvested stock options held by Mr. Vincent or Mr. Nuzzo will fully vest upon a merger, consolidation or tender of or exchange offer that results or would result in a change of control of the Company, or the sale of all or substantially all of the assets of the Company. Mr. Vincent and Mr. Nuzzo are prohibited under their respective agreements from engaging in any business in competition with the Company during the period of their employment with the Company and for one year thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                The Compensation Committee reviews and makes recommendations regarding the compensation for executive officers and other key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an executive of the Company. The current members of the Compensation Committee are Vartan Ghugasian (Chairman), Thomas M. Haythe and Steven J. Shulman. Mr. Haythe is a legal and business consultant and is the Company's general counsel. See "Certain Relationships and Related Transactions," below.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

                To the Company's knowledge, based solely on a review of copies of such reports furnished and confirmations that no other reports were required during the fiscal year ended April 29, 2001, its directors, executive officers and greater than 10 percent stockholders complied with all Section 16(a) filing requirements, except that Mr. Baird reported the exercise of options to purchase Common Stock occurring in August 2000 and February 2001 by Form 5 in June 2001 and Mr. Mahoney reported the sale of Common Stock occurring in June 2000 by Form 5 in June 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                Thomas M. Haythe, a director of the Company, is an independent legal and business consultant and is the Company's general counsel. It is expected that Mr. Haythe will continue to render legal services to the Company in the future.

PERFORMANCE GRAPH

                The following performance graph compares the cumulative total shareholder return on the Company's Common Stock to the NASDAQ Stock Market-(US) Index and to the Standard and Poor's Medical Products and Supplies Index for the Company's last five fiscal years. The graph assumes that $100 was invested in each of the Company's Common Stock, the NASDAQ Stock Market-(US) Index and the Standard and Poor's Medical Products and Supplies Index on April 28, 1996 and that all dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

                     AMONG NOVAMETRIX MEDICAL SYSTEMS INC.,

                      THE NASDAQ STOCK MARKET (U.S.) INDEX

          AND THE S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX

              [COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN CHART]

*Assumes $100 investment in the common stock of Novametrix Medical Systems Inc., The NASDAQ Stock Market (U.S.) Index, and S&P Health Care (Medical Products), derived from compounded daily returns with dividend reinvestment on the exdate.


----------------------------------------------------------------------------------------------------------------------
                                                                       CUMULATIVE TOTAL RETURN
----------------------------------------------------------------------------------------------------------------------
                                               4/28/1996     4/27/1997    5/3/1998   5/2/1999  4/30/2000   4/29/2001
----------------------------------------------------------------------------------------------------------------------
Novametrix Medical Systems Inc.                  100.00         97.83      144.57      82.61      84.78       73.04
----------------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market (U.S.)                       100.00        105.84      158.21     216.97     328.84      179.67
----------------------------------------------------------------------------------------------------------------------
S&P Health Care Medical Products & Supplies      100.00        116.34      166.33     213.62     234.40      224.94
----------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (iii) to link compensation with the Company's financial performance; and (iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

                Base Salary. Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance and market studies on salaries at other companies of similar size, the Chief Executive Officer makes recommendations to the Compensation Committee concerning officers' salaries, other than his own. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations. Using the same review process, the Compensation Committee makes decisions pertaining to the Chief Executive Officer's salary. On the basis of the foregoing factors, for the 2002 fiscal year, the Compensation Committee has established an annual salary of $300,000 for William J. Lacourciere, the Chief Executive Officer of the Company.

                Executive Bonuses. Executive bonuses provide the opportunity for executive officers to earn additional compensation by achieving specific performance goals. The Company will pay a percentage of each participant's annual base salary as an annual bonus, provided the Company achieves specific performance objectives. These objectives are established by the Board of Directors of the Company at the beginning of each fiscal year in consultation with such executive officers.

                Stock Options. The Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's stockholders by offering the executives an opportunity to benefit from increases in the market price of the Company's Common Stock. Stock options provide long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of Common Stock. The stock option plans are administered by the Stock Option Committee of the Company's Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

                Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation exceeding $1 million to each of the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service in Treasury Regulations issued under
Section 162(m) is not subject to the deduction limit. In most cases, the Company intends to qualify its executive compensation arrangements to comply with such requirements.

                                            COMPENSATION COMMITTEE OF
                                              THE BOARD OF DIRECTORS:

                                                     Vartan Ghugasian, Chairman
                                                     Thomas M. Haythe
                                                     Steven J. Shulman

AUDIT COMMITTEE REPORT

                The members of the Audit Committee are Steven J. Shulman (Chairman), Paul A. Cote, Vartan Ghugasian, John P. Mahoney and Photios T. Paulson. Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of The Nasdaq Stock Market. The Audit Committee operates under the Charter of the Audit Committee adopted by the Board of Directors. The Charter is attached to this Proxy Statement as Exhibit A.

                Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee's primary responsibility is to oversee the Company's financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board, as described in the Charter of the Audit Committee. The principal recurring duties of the Audit Committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of the Company's independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, and reviewing and discussing with management and the independent auditors the Company's quarterly and annual financial statements.

                The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of the Company for the fiscal year ended April 29, 2001. The Audit Committee has also discussed with Ernst & Young LLP, the independent auditors of the Company, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee discussed with the independent accountants their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

                Based upon the review and discussions summarized above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company, as of April 29, 2001 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the year ended April 29, 2001 for filing with the Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, subject to stockholder ratification, the selection of the Company's independent auditors.

                                            THE AUDIT COMMITTEE
                                            OF THE BOARD OF DIRECTORS


                                                Steven J. Shulman (Chairman)
                                                Paul A. Cote
                                                Vartan Ghugasian
                                                John P. Mahoney
                                                Photios T. Paulson

              II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                The Board of Directors of the Company has selected Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending April 28, 2002. Such firm has examined the financial statements of the Company since the Company's inception. The Board of Directors considers Ernst & Young LLP to be eminently qualified.

                The following table sets forth the aggregate fees billed to the Company for the fiscal year ended April 29, 2001 by the Company's independent accounting firm, Ernst & Young LLP:

                  Audit Fees.......................................           $102,000

                  Financial Information Systems Design and
                  Implementation Fees..............................                -0-

                  All Other Fees (including statutory audits and
                  tax services)....................................             41,135(a) (b)

                  Total Fees.......................................           $143,135

        --------------
                (a) Includes fees for tax consulting and other non-audit services.
                (b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the Company's auditors.

                Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

                The Board of Directors recommends that the Company's stockholders vote FOR ratification of the selection of Ernst & Young LLP to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 28, 2002. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

                A representative of Ernst & Young LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

III.  OTHER MATTERS

                The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

MISCELLANEOUS

                If the accompanying form of Proxy is executed and returned, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of two Class C directors and FOR ratification of the Board of Directors' selection of independent auditors for the Company. Any Proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Company. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy, or the subsequent delivery of a Proxy, will have the effect of revoking the initial Proxy. All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and employees of the Company and its subsidiaries personally, or by mail, telephone or telecopier, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

                It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

STOCKHOLDER PROPOSALS

                Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company by May 8, 2002 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

ANNUAL REPORT ON FORM 10-K

                Copies of the Company's Annual Report on Form 10-K, including the financial statements for the fiscal year ended April 29, 2001, which has been filed with the Securities and Exchange Commission, will be sent without charge to stockholders to whom this Proxy Statement is mailed upon written request to the Chief Financial Officer, Novametrix Medical Systems Inc., 5 Technology Drive, Wallingford, Connecticut 06492.



September 5, 2001

                                                                       Exhibit A

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

                This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. The Board may appoint one director who is not independent if the board determines that their membership on the committee is in the best interests of the Company and its shareholders. All committee members shall be financially literate (able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement). At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or related management expertise including being, or having been a CEO, CFO, or other senior officer with financial oversight responsibilities.

STATEMENT OF POLICY

                The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

                The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

                The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

        - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to ratification by the shareholders.

        - The committee shall discuss with management and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

        - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

        - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                         NOVAMETRIX MEDICAL SYSTEMS INC.
            PROXY - Annual Meeting of Stockholders - October 11, 2001

                                  COMMON STOCK

                  The undersigned, a stockholder of NOVAMETRIX MEDICAL SYSTEMS INC., does hereby appoint William J. Lacourciere, Thomas M. Patton and Joseph A. Vincent, or any of them, with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held on October 11, 2001, or at any adjournments thereof, upon such matters as may come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                The undersigned hereby instructs said proxies or their substitutes to vote as specified below on the following matters and in accordance with their judgment on other matters which may properly come before the Meeting.


1.      Election of Class C Directors.

        For all nominees listed below  [ ]                 Withhold authority for all nominees listed [ ]
        (except as marked to the contrary below)

                   Thomas M. Haythe and William J. Lacourciere

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
            WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                 ----------------------------------------------

2. Ratification of appointment of Ernst & Young LLP as independent auditors for the fiscal year ending April 28, 2002.
                FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

The Board of Directors favors a vote "FOR" each item.                           (Continued and to be Completed on Reverse Side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ITEM 1, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED, AND IF NO DIRECTION IS INDICATED AS TO ITEM 2 SUCH SHARES WILL BE VOTED FOR SUCH ITEM.

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.


                                           Dated                          , 2001
                                                --------------------------



                                                                          (L.S.)
                                           -------------------------------------



                                                                          (L.S.)
                                           -------------------------------------
                                           Stockholder(s) Sign Here


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.